UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Comstock Homebuilding Companies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

COMSTOCK HOMEBUILDING COMPANIES, INC.

November 8, 2010

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Comstock Homebuilding Companies, Inc. to be held at 10:00 a.m., local time, on December 17, 2010, at 11465 Sunset Hills Rd, Reston, VA 20190.

At the annual meeting, you will be asked to elect two directors for a three-year term, to ratify the selection of our independent registered public accounting firm for 2010 and to approve the change of our corporate domicile from Delaware to Virginia, which will require an adoption of an amendment to the Certificate of Incorporation of the Company. Details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of Annual Meeting and Proxy Statement. Our Board of Directors unanimously recommends that stockholders vote in favor of the election of the nominated directors and the ratification of our independent registered public accounting firm and change of corporate domicile to Virginia.

Whether or not you plan to attend the annual meeting, we urge you to complete, sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope as soon as possible so that your shares will be represented at the annual meeting. If you later decide to attend the Annual Meeting or change your vote, you may withdraw your proxy and vote in person at the annual meeting. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person.

We thank you for your continued support and look forward to seeing you at the annual meeting.

Very truly yours,

Christopher Clemente
Chief Executive Officer and Chairman

COMSTOCK HOMEBUILDING COMPANIES, INC.

11465 Sunset Hills Road, 4th Floor

Reston, Virginia 20190

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON December 17, 2010

The Annual Meeting of Stockholders of Comstock Homebuilding Companies, Inc., a Delaware corporation, will be held at 10:00 a.m., local time, on December 17, 2010, at 11465 Sunset Hills Rd, Reston, VA 20190, for the following purposes:

1. To elect two directors to serve for a three-year term expiring at the 2013 Annual Meeting or until their successors are duly elected and qualified or until their earlier resignation or removal;

2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of our Company for the fiscal year ending December 31, 2010;

3. To approve the change of our corporate domicile from Delaware to Virginia, which will require an adoption of an amendment to the Certificate of Incorporation of the Company; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this Notice.

Only stockholders of record at the close of business on September 1, 2010 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may vote in person at the meeting even if you have previously used our Internet voting system or returned a proxy.

Sincerely,

Reston, Virginia	Jubal R. Thompson
November 8, 2010	General Counsel and Secretary

COMSTOCK HOMEBUILDING COMPANIES, INC.

11465 Sunset Hills Road, 4th Floor

Reston, Virginia 20190

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

The enclosed proxy is solicited on behalf of Comstock Homebuilding Companies, Inc., a Delaware corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held on December 17, 2010 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying meeting notice. The meeting will be held at 11465 Sunset Hills Rd, Reston, VA 20190.

These proxy solicitation materials were first mailed on or about November 8, 2010 to all stockholders entitled to vote at the meeting.

Voting Securities and Voting Rights

Stockholders of record at the close of business on September 1, 2010, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding 16,030,745 shares of our Class A common stock and 2,733,500 shares of our Class B common stock. Each holder of Class A common stock voting at the meeting, either in person or by proxy, may cast one vote per share of Class A common stock held on all matters to be voted on at the meeting. Each holder of Class B common stock voting at the meeting, either in person or by proxy, may cast 15 votes per share of Class B common stock held on all matters to be voted on at the meeting.

The meeting will be held only if there is a quorum present. A quorum exists only if the holders of a majority of the voting power of the stock outstanding are represented at the meeting. Assuming that a quorum is present, a plurality of affirmative votes properly cast in person or by proxy will be required to elect directors, a majority of affirmative votes properly cast in person or by proxy will be required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010, and stockholders representing 66 2/3% of the voting power of all shares of the Company will be required to change the corporate domicile of the Company, as well as amend the Certificate of Incorporation of the Company.

Votes cast by proxy or in person at the meeting will be tabulated by the inspector of elections appointed for the meeting and will determine whether a quorum is present. The inspector of elections will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

Whether or not a person plans to attend the Annual Meeting, he or she may vote by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose. If a person attends the meeting, he or she may vote in person even if such individual had previously returned a proxy card.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (1) “for” the election of the nominees set forth in this proxy statement and (2) “for” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 and (3) “for” the ratification of the change of corporate domicile from Delaware to Virginia.

Revocability of Proxies

Any person giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Solicitation

We will pay for this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2011 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, or Exchange Act, by the Securities and Exchange Commission, or SEC, must be received at our principal executive offices not later than August 8, 2011, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.

Under our bylaws, stockholders who wish to submit a proposal at the 2011 annual meeting, other than one that will be included in our proxy statement, must notify us between August 8, 2011 and September 8, 2011, unless the date of the 2011 annual meeting of the stockholders is more than 30 days before or more than 60 days after the one-year anniversary of the 2010 annual meeting. If a stockholder who wishes to present a proposal fails to notify us by August 8, 2011 and such proposal is brought before the 2011 annual meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2011 annual meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. Stockholders should submit their proposals to Comstock Homebuilding Companies, 11465 Sunset Hills Road, 4th Floor, Reston, Virginia 20190, Attention: Corporate Secretary.

Annual Report and Other Matters

Our annual report on Form 10-K for the year ended December 31, 2009, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

We will provide, without charge, additional copies of our annual report on Form 10-K for the year ended December 31, 2009 as filed with the SEC to each stockholder of record as of the record date that requests a copy in writing. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our Company’s secretary at our executive offices set forth in this proxy statement.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our certificate of incorporation and bylaws provide that the number of our directors shall be fixed from time to time by resolution of our Board of Directors. Presently, the number of directors is fixed at eight and that number of directors is divided into three classes, with one class standing for election each year for a three-year term. At each annual meeting of stockholders, directors of a particular class will be elected for three-year terms to succeed the directors of that class whose terms are expiring. Christopher Clemente and A. Clayton Perfall are in the class of directors whose term expires at the 2010 annual meeting, and Messrs. Clemente and Perfall have been nominated by our Board of Directors for re-election for three-year terms expiring in 2013. David M. Guernsey, James A. MacCutcheon and Robert P. Pincus are in the class of directors whose terms will expire in 2011. Gregory V. Benson, Norman D. Chirite and Socrates Verses are in the class of directors whose terms expire in 2012.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named above. Messrs. Clemente and Perfall currently are directors of our Company. In the event that either nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The Board of Directors recommends a vote “for” the nominees named herein.

Nominees for Director Standing for Election

Christopher Clemente, 50, has been a director since May 2004. He founded our Company in 1985 and since 1992 he has served as our Chairman and Chief Executive Officer. Mr. Clemente has over 25 years of experience in all aspects of real estate development and home building, and over 30 years of experience as an entrepreneur. The Company believes that Mr. Clemente’s position as our Chief Executive Officer, his success as an entrepreneur and his depth of skill and experience in real estate development and home building, highly qualifies him as a member of our Board of Directors.

A. Clayton Perfall, 51, has been a director since December 2004 and is a member and Chairman of the Audit Committee of our Board of Directors. He currently serves as the Chief Executive Officer of Archway Marketing Services, Inc., a provider of outsourced marketing operations management services. Mr. Perfall has also previously served as director and chair of the Audit Committee of InVentiv Health, Inc. since 1999. From October 2001 through October 2008, Mr. Perfall served as Chief Executive Officer and member of the Board of Directors of AHL Services, Inc. Mr. Perfall served as President and Chief Executive Officer and member of the Board of Directors of Union Street Acquisition Corp. from July 2006 through September 2008. From September 1996 through September 2000, Mr. Perfall served as Chief Financial Officer of Snyder Communications, Inc. Prior to joining Snyder Communications, Mr. Perfall was a partner with Arthur Andersen LLP. Mr. Perfall received his BBA from the College of William & Mary. The Company believes that Mr. Per fall’s significant executive-level experience, corporate finance and public accounting background, highly qualifies him as a member of our Board of Directors.

Continuing Directors with Terms Expiring in 2011

David M. Guernsey, 62, has been a director since December 2004 and is a member of the Compensation Committee of our Board of Directors. Mr. Guernsey is founder and CEO of Guernsey Office Products, Inc., one of the largest independent office products dealers in the United States. Mr. Guernsey is on the national board of The National Federation of Independent Business (NFIB) serving as Vice-Chairman. NFIB is the Nation’s largest member based small business association. Mr. Guernsey has served on the Virginia Commerce Bancorp, Inc. Board since 1989, currently serving as Vice-Chairman. The Company believes that Mr. Guernsey’s qualifications to serve as a director include his extensive experience with public companies, broad management and market expertise and his success as an entrepreneur.

James A. MacCutcheon, 58, has been a director since December 2004 and is a member of the Audit Committee of our Board of Directors. Mr. MacCutcheon served as the President and Chief Executive Officer of Sunburst Hospitality Corporation from September 2000 until July 2007, and served as its Executive Vice President and Chief Financial Officer from 1997 to 2000. Sunburst Hospitality Corporation was taken private in a transaction led by Mr. MacCutcheon in 2001. Prior to 1997, Mr. MacCutcheon served as Chief Financial Officer for two different public companies and was an audit partner in a Big 8 public accounting firm. The Company believes that Mr. MacCutcheon’s executive management, financial and public accounting experience, across a variety of industries, adds significant value and diversity to our board and highly qualifies him as a member of our Board of Directors.

Robert P. Pincus, 64, has been a director since June 2005 and is a member of the Audit Committee of our Board of Directors. Mr. Pincus serves as Vice Chairman of EagleBank and EagleBancorp, located in Bethesda, Maryland. Prior to joining EagleBank in August 2008, upon the acquisition of Fidelity & Trust Financial Corporation (“Fidelity”) and its wholly owned subsidiary, Fidelity & Trust Bank (“F&T Bank”), Mr. Pincus served as Chairman of F&T Bank from 2005. He presently serves as Chairman of the Board of Blackstreet Capital Partners, LP and Chairman of Milestone Merchant Partners, LLC. He was Chairman of the Board of BB&T, D.C. Metro Region, and was Regional President from 1998 to 2002. From 1991 to 1998, Mr. Pincus was President and Chief Executive Officer of Franklin National Bank of Washington, D.C. From 1986 to 1991, Mr. Pincus was the regional president of the D.C. metropolitan region of Sovran Bank. From 1971 to 1986, Mr. Pincus was with D.C. National Bancorp, Inc., where he eventually rose to become President and Chief Executive Officer, prior to its merger with Sovran Bank. Mr. Pincus is a Trustee of the University of Maryland Foundation, Inc. He has previously served as CEO of two different community banks and as a senior executive for major regional and national banks. He has a strong background in many facets of the financial services industry, as well as mergers and acquisitions. The Company believes that Mr. Pincus’ wealth of experience in the worlds of commercial and investment banking highly qualifies him as a member of our Board of Directors.

Continuing Directors with Terms Expiring in 2012

Gregory V. Benson, 56, has been a director since May 2004. He became our President and Chief Operating Officer in 1991. Mr. Benson has over 30 years of home building experience including over 13 years at national home builders, including NVHomes, Ryan Homes and Centex Homes. The Company believes that Mr. Benson’s extensive experience in real estate development and homebuilding and his position as our Chief Operating Officer highly qualifies him as a member of our Board of Directors.

Norman D. Chirite, 48, has been a director and a member of the Compensation Committee of our Board of Directors since March 2006. Mr. Chirite currently serves as Corporate Development Adviser to inVentiv Health, Inc., a provider of clinical, commercialization and communications services to the pharmaceutical and life sciences industries, and as Managing Director for RedZone Capital Management Company, a private investment management company. He served as Executive Vice President and General Counsel of Washington Football Inc. from August 2002 until October 2005. Mr. Chirite previously was a partner at Weil, Gotshal & Manges LLP in New York City, where he practiced corporate law from 1987 until 2000. From 2004 until 2008, Mr. Chirite was a trustee of Connors Brothers Income Fund, a publicly traded Canadian income trust. The Company believes that Mr. Chirite’s extensive background in corporate and securities law and his investment experience highly qualifies him as a member of our Board of Directors.

Socrates Verses, 52, has been a director since June 2005 and is a member and Chairman of the Compensation Committee of our Board of Directors. Mr. Verses currently serves as Chief Executive Officer and a director for Codekko Software, an innovator in web application software. Mr. Verses was the President and

Chief Executive Officer of Realeum, Inc., a property management and business integration software company, from 2001-2008. From January 1995 to February 2001, Mr. Verses served as President and a director of Technology Enablers, Inc., an e-services company. From 1987 to 1995, he served as Vice President of Sales for Recognition Equipment Incorporated. The Company believes Mr. Verses’ extensive executive-level experience in technology and business development highly qualifies him as a member of our Board of Directors.

Information Relating to Corporation Governance and the Board of Directors

Our Board of Directors has determined, after considering all relevant facts and circumstances, that Messrs. Chirite, Guernsey, MacCutcheon, Perfall, Pincus and Verses are independent directors, as “independence” is defined in the Nasdaq Marketplace Rules, because they have no relationship with us that would interfere with their exercise of independent judgment.

Our bylaws authorize our Board of Directors to appoint among its members one or more committees, each consisting of one or more directors. Our Board of Directors has established two standing committees: an Audit Committee and a Compensation Committee. The Board of Directors does not have a standing nominating committee. It is the Board of Directors’ view, given its relatively small size and majority of independent directors, that it is sufficient to select or recommend director nominees itself. Each director has the opportunity to suggest any nominee and such suggestions are comprehensively reviewed by the independent directors. Director nominees are recommended for selection by the Board of Directors by a majority of the independent directors. The qualities and skills sought in prospective members of the Board of Directors generally require that director candidates be qualified individuals who, if added to the Board of Directors, would provide the mix of sound business judgment, business experience, corporate perspectives and skills appropriate for us. Criteria for selection of candidates include, but are not limited to: (i) business and financial acumen, as determined by the independent directors in their discretion, (ii) qualities reflecting a proven record of accomplishment and ability to work with others, (iii) knowledge of our industry, (iv) relevant experience with and knowledge of corporate governance practices, and (v) expertise in an area relevant to us. Such persons should not have commitments that would conflict with the time commitments of being one of our directors.

The Board of Directors does not have a specific policy for consideration of nominees recommended by security holders due to the fact that a significant degree of voting control relative to the Company’s outstanding equity securities is maintained by two individuals who are executive officers and directors. However, security holders can recommend a prospective nominee for the Board of Directors by writing to our corporate secretary at our corporate headquarters and providing the information required by our bylaws, along with any additional supporting materials the security holder considers appropriate. There have been no recommended nominees from security holders. We pay no fees to third parties for evaluating or identifying potential nominees.

Our Board of Directors has adopted charters for the Audit and Compensation Committees describing the authority and responsibilities delegated to each committee by the Board of Directors. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Conduct, a Code of Ethics for the CEO and Senior Financial Officers, and a Whistleblower Policy. We post on our website, at www.comstockhomebuilding.com, the charters of our Audit and Compensation Committees; our Corporate Governance Guidelines, Code of Conduct, Code of Ethics for the CEO and Senior Financial Officers, and Whistleblower Policy, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC regulations or the Nasdaq Market Rules. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement. A copy of the Audit Committee charter was included as Appendix A to our proxy statement for the 2005 Annual Meeting of Stockholders.

Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to the Board of Directors of Comstock Homebuilding Companies, Inc. c/o any specified individual director or directors at the address listed herein. Any such letters are then forwarded to the indicated directors.

The Audit Committee

The purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee also provides assistance to our Board of Directors with respect to its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, and the performance of our audit function, internally, if any, and by our independent registered public accounting firm. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our accounting and financial reporting processes and audits of our financial statements on behalf of our Board of Directors. The Audit Committee also selects the independent registered public accounting firm to conduct the annual audit of our financial statements; reviews the proposed scope of such audit; reviews our accounting and financial controls with the independent registered public accounting firm and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.

The Audit Committee currently consists of Messrs. MacCutcheon, Perfall and Pincus, each of whom is an independent director of our Company under the Nasdaq Marketplace Rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The Board of Directors has determined that Mr. Perfall (whose background is detailed above) qualifies as an “Audit Committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Perfall serves as the Chairman of the Audit Committee.

The Compensation Committee

The purpose of the Compensation Committee includes determining, or recommending to our Board of Directors for determination, the compensation of our Chief Executive Officer and other executive officers, discharging the responsibilities of our Board of Directors relating to our compensation programs and compensation of our executives, and to produce an annual report on executive compensation for inclusion in our annual proxy statement in accordance with applicable rules and regulations of Nasdaq, the SEC, and other regulatory bodies. The Compensation Committee currently consists of Messrs. Chirite, Guernsey, and Verses. Mr. Verses serves as Chairman of the Compensation Committee.

Board and Committee Meetings

Our Board of Directors held a total of four (4) meetings in-person and five (5) telephonic meetings during the fiscal year ended December 31, 2009. During the fiscal year ended December 31, 2009 the Audit Committee held four (4) meetings and Compensation Committee held one (1) meeting. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors, and (ii) the total number of meetings held by all Committees of our Board of Directors on which he was a member. We encourage each of our directors to attend the annual meeting of stockholders.

Board Leadership Structure and Risk Oversight

Our Board of Directors has the responsibility for selecting the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders. Our current leadership structure is comprised of a combined Chairman of the Board and Chief Executive Officer and Board committees led by independent directors. The Board believes that this leadership structure is the most effective for the Company at this time. Combining the Chairman of the Board and CEO roles promotes decisive leadership, fosters clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently to our stockholders, employees and customers, particularly during periods of turbulent economic and industry conditions. The Board also believes there is a very well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors.

The Board believes that its current leadership structure allows the directors to provide effective oversight of the Company’s risk management strategies by receiving and approving recommendations prepared by the Company’s Executive Officers. The Audit Committee, comprised solely of independent directors, assists the Board in fulfilling its oversight responsibilities by periodically reviewing and making recommendations to the Board regarding the adequacy and effectiveness of the Company’s risk management and related programs and activities. Mr. Clemente, the Chairman of the Board, attends Audit Committee meetings and is appropriately positioned to include risk management issues on the agenda for Board meetings as circumstances warrant. As appropriate, the Board members receive recommendations from the Chairman of the Audit Committee regarding significant risks or exposures and the steps management has taken to minimize such risk to the Company. In addition, the Audit Committee also regularly communicates with the independent Chairmen of the Compensation Committee regarding the risks within that committee’s areas of responsibility. The Company believes that this leadership structure promotes effective Board oversight of risk management because, while the Chief Executive Officer is ultimately accountable for the management of the Company’s risks, Board committees, each chaired by an independent director, actively monitor the Company’s risk management program, and are provided with the information necessary to evaluate the specific risks relevant to each committee’s areas of responsibility.

Director Compensation and Other Information

In 2009, we compensated our non-employee directors with an annual retainer fee of $27,500. Our non-employee directors earned $5,000 to serve on the Audit Committee and $3,000 to serve on the Compensation Committee. The chairman of the Compensation Committee earned $4,000, the chairman of the Audit Committee earned $4,000 and the Audit Committee designated financial expert earned $3,000. In 2009, we made no cash payments to our non-employee directors. Directors are also eligible to participate in our equity incentive plan. However, in 2009, we did not grant any stock based compensation awards to our non-employee directors. To compensate our directors for their 2009 services, we issued them shares of class A common stock on February 10, 2010. We also reimburse our directors for travel and related expenses incurred in connection with attendance at board and committee meetings. Employees who also serve as directors receive no additional compensation for their services as a director.

The following table details the compensation earned by our non-employee directors in 2009:

Name	Fees Earned(1) in 2009 ($)	Stock Awards(2) ($)	Total ($)
Norman D. Chirite	30,500	—	30,500
Socrates Verses	34,500	—	34,500
A. Clayton Perfall	39,500	—	39,500
David M. Guernsey	30,500	—	30,500
James A. MacCutcheon	32,500	—	32,500
Robert P. Pincus	32,500	—	32,500

(1)	We made no cash payments to our non-employee directors for services rendered in 2009. Includes annual retainer, chairman and committee participation fees earned in 2009. To compensate our non-employee directors for their 2009 services, we issued them shares of class A common stock on February 10, 2010.

(2)	We made no stock awards or stock option grants to our non-employee directors in 2009.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, has audited our consolidated financial statements for the fiscal year ended December 31, 2009. Our Audit Committee has appointed PricewaterhouseCoopers LLP to audit our consolidated financial statements for the fiscal year ending December 31, 2010. Our organizational documents do not require that our stockholders ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. We are submitting the appointment of PricewaterhouseCoopers LLP to our stockholders for ratification because we believe it is a matter of good corporate practice. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection, but may still retain PricewaterhouseCoopers LLP. We anticipate that representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “for” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2010.

The aggregate fees billed to us by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2008 and 2009 are as follows:

	2008	2009
Audit-related fees(1)	$109,000	$200,000
Tax fees(2)	54,300	63,500

Total	$163,300	$263,500

(1)	Includes fees related to the annual independent audit of our financial statements.

(2)	Tax fees represent amounts billed for tax compliance and advisory services.

The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent registered public accounting firm. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations. To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent registered public accounting firm.

Our Audit Committee requires that our independent registered public accounting firm, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

All of the services provided by PricewaterhouseCoopers LLP described above under the captions “Audit-Related Fees,” “Tax Fees” and “Other Fees” were approved by our Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s accounting and financial reporting processes and the audits of its financial statements, including the performance and compensation of the Company’s independent auditor. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited balance sheets at December 31, 2008 and 2009 and the statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2009, and has discussed them with management. The Audit Committee also reviewed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the results of their audit. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit and Finance Committees), as currently in effect. This discussion included, among other things, a review with the independent registered public accounting firm of the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company’s financial statements, including the disclosures related to critical accounting policies and practices used by the Company. The Audit Committee has reviewed permitted services under rules of the Securities and Exchange Commission as currently in effect and discussed with PricewaterhouseCoopers LLP their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit and Finance Committees), as currently in effect, and has considered and discussed the compatibility of non-audit services provided by PricewaterhouseCoopers LLP with that firm’s independence. In addition, the Audit Committee discussed the rules of the Securities and Exchange Commission that pertain to the Audit Committee and the roles and responsibilities of Audit Committee members.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The Audit Committee also approved the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

Respectfully submitted by the Audit Committee,

A. Clayton Perfall, Chair

James A. MacCutcheon

Robert P. Pincus

PROPOSAL 3

APPROVAL OF THE CHANGE OF THE CORPORATE DOMICILE FROM THE STATE OF DELAWARE TO THE COMMONWEALTH OF VIRGINIA

Pursuant to Article I of the Bylaws of Comstock Homebuilding Companies, Inc. and Article II of the Certificate of Incorporation of Comstock Homebuilding Companies, Inc., the Company has a corporate domicile of the State of Delaware, with the registered office located in the City of Wilmington, County of New Castle, Delaware. The Board of Directors has approved a resolution changing the corporate domicile of the Company to the Commonwealth of Virginia, with the registered office being located in the City of Reston, County of Fairfax, Virginia. Our organizational documents require that our stockholders approve any amendments to the Certificate of Incorporation by at least 66 2/3% of the voting shares of all classes. The change of corporate domicile will greatly reduce the payment of franchise taxes and related fees payable annually to the State of Delaware, as well as maintain the registered office where the Company is headquartered. In order to perfect the change of domicile, the Company will be required to pay any outstanding corporate and/or franchise taxes owed to the State of Delaware, which action has also been approved by the Board of Directors.

The Board of Directors recommends a vote “for” the approval of the change of corporate domicile from the State of Delaware to the Commonwealth of Virginia, along with any amendments to the Certificate of Incorporation necessary to effect such change.

EMPLOYMENT ARRANGEMENTS WITH EXECUTIVE OFFICERS

Christopher Clemente and Gregory V. Benson each serve pursuant to the terms of executive employment agreements dated as of December 17, 2004. Mr. Clemente’s agreement had an initial term of five years and Mr. Benson’s had an initial term of four years. Each agreement is automatically extended for successive one-year periods beginning on the one year anniversary of the date of the agreement unless either party notifies the other that the term will not be extended. Under the agreements, Mr. Clemente’s and Mr. Benson’s minimum annual salary is $550,000, subject to potential increase by our Board of Directors from time to time. Mr. Clemente and Mr. Benson are eligible for a cash bonus of not less than 200% of his then-current salary, based upon the satisfaction of financial performance criteria. Mr. Clemente and Mr. Benson are also eligible for awards under our equity incentive plan and any similar executive compensation plans we may adopt from time to time. In 2006, our Board of Directors increased the minimum annual salary payable to Mr. Clemente to $700,000. In June 2009, Mr. Clemente and Mr. Benson voluntarily reduced their base salaries to $548,000 and $398,000, respectively. Also in June 2009, Mr. Clemente and Mr. Benson agreed to begin deferring half of their reduced base salaries until the Company’s liquidity position improved.

Mr. Clemente has agreed not to compete with us during the term of his employment and for two years after the termination of the agreement. Mr. Benson has agreed not to compete with us during the term of his employment and for 18 months after the termination of the agreement. Each of Mr. Clemente’s and Mr. Benson’s employment agreements and non-competition agreements, allow them to engage in the following permitted business activities: (i) development of commercial or for-rent residential (such as apartment buildings) real estate investment properties; (ii) development of speculative land holdings as residential lots intended for construction of for-sale residential dwellings, provided, however, that any such development by any entity in which Mr. Clemente or Mr. Benson, as applicable, has a controlling interest or decision-making power, must first be offered to the Company at a fair market value price; and (iii) secured real estate lending to unrelated third parties. In addition, each has agreed not to (i) engage in any for-sale residential construction activities in any of our then existing markets or in any market that we then plan to enter within six-months; or (ii) solicit our employees or certain other third parties for 24 months, in the case of Mr. Clemente and 18 months in the case of Mr. Benson.

Bruce Labovitz served pursuant to the terms of an executive employment agreement dated December 17, 2004. Mr. Labovitz’ employment with the Company terminated on May 20, 2009 and therefore he was not one of the two highest compensated officers other than the principal executive officer in 2009. No severance compensation was paid to Mr. Labovitz.

Jeffrey R. Dauer served the Company on an employment-at-will basis. Mr. Dauer and the Company had not entered into an executive employment agreement. On July 20, 2010, Mr. Dauer notified the Company of his intention to resign effective on August 31, 2010. Mr. Dauer’s resignation was not the result of any disagreement with the Company’s management or Board. Mr. Dauer assisted the Company with the transition of his duties to the new Chief Financial Officer, Joseph M. Squeri.

Effective as of August 16, 2010, Joseph M. Squeri was appointed and named the Chief Financial Officer of Comstock Homebuilding Companies, Inc. (the “Company”). Mr. Squeri will serve his appointment pursuant to a three year employment agreement whereby Mr. Squeri will receive a minimum base salary of two hundred fifty thousand dollars ($250,000) and an annual bonus of up to fifty thousand dollars ($50,000), both of which may be increased from time to time by the Board of Directors. Mr. Squeri also received one hundred thousand (100,000) fully vested stock options and may be eligible for additional deferred compensation from time to time in accordance with the recommendations of the Company’s Compensation Committee, as approved by the Board of Directors of the Company.

Summary Compensation Table(1)

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards(2) $	Option Awards(2) $	Non-equity Incentive Plan $	All Other(3) $	Total $
Christopher Clemente(3)	2009	389,000	—	—	—	—	159,833	548,833
Chairman of the Board and Chief Executive Officer (PEO)	2008	700,000	—	—	—	—	—	700,000

Gregory V. Benson(3)	2009	282,750	—	—	—	—	116,083	398,833
Chief Operating Officer	2008	550,000	16,480	—	—	—	—	566,480

Jeffrey R. Dauer(4)	2009	209,844	14,000	—	—	—	—	223,844
Chief Financial Officer (PFO)	2008	187,500	62,000	—	—	—	—	249,500

(1)	No named executive officer was a participant in a defined benefit or deferred compensation plan.

(2)	There were no stock awards or option awards granted in 2009 or 2008.

(3)	Beginning in June 2009, Mr. Clemente and Mr. Benson began deferring half of their base salary until the liquidity position of the Company improves.

(4)	On July 20, 2010, Mr. Dauer notified the Company of his intention to resign effective as of August 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards(1)		Option Exercise Price ($)	Option Expiration Date
Name	Number of Securities Underlying Unexercised Options (2) Exercisable	Number of Securities Underlying Unexercised Options (#)(2) Unexercisable
Christopher Clemente(3)	12,500	12,500	1.00	12/31/17
Gregory V. Benson	—	—	—	—
Jeffrey R. Dauer	12,500	12,500	1.00	12/31/17

(1)	No executive officer had any unearned equity awards outstanding as of December 31, 2009.

(2)	The vesting date of each option is listed in the table below by expiration date:

Expiration Date	Vesting Date
12/31/17	12/15/08
12/31/17	12/15/09
12/31/17	12/15/10
12/31/17	12/15/11

(3)	Includes 25,000 stock options issued to Tracy Schar, Mr. Clemente’s wife.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

Under the employment agreements with Messrs. Clemente and Benson, if such executive’s employment is terminated without cause or if such executive were to terminate his employment for good reason, each as defined in the agreement, such executive is entitled to continue to receive his then-current salary for 24 and 18 months, respectively. Messrs. Clemente and Benson will also be entitled to receive a cash payment in an amount equal to two times and one and one half times, respectively, 100% of the bonus he would have been entitled to had he remained our employee until the end of our fiscal year. This cash payment will be due and payable on the earlier of (i) 90 days after our last payment of such executive’s then-current salary or (ii) the end of the fiscal year in which our termination of such executive without cause or such executive’s termination for good reason occurs. In the event of our termination of such executive without cause or such executive’s termination for good reason within the six calendar month period prior to the effective date of a Change in Control (as defined in the agreement) or within the 12 calendar month period following the effective date of a Change in Control, the cash payment will be due and payable in full within 30 days of the effective date of the Change in Control. Upon termination without cause, each executive is further entitled to continue to participate in employee benefit plans, programs and arrangements for a period of 12 months following termination.

The following table describes the potential payments and benefits to which our executive officers would be entitled upon the happening of the following events: (i) a change of control of Comstock (with no termination of employment) and (ii) a change in the executive’s responsibilities by us. Calculations for this table are based on the assumption that the triggering event took place on December 31, 2009.

Name	Change of Control		Change of Responsibilities
	Cash	Acceleration of Stock Awards	Cash	Acceleration of Stock Awards
	$	$	$	$
Christopher Clemente	1,096,000	—	1,096,000	—
Gregory Benson	597,000	—	597,000	—

CERTAIN RELATIONSHIPS

Other than the transactions described under the heading “Elements of our Executive Compensation Program” (or with respect to which information is omitted in accordance with SEC regulations) and the transactions described below, since January 1, 2008 there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

We believe that all of these transactions are on terms that are comparable to or not less favorable than terms that would or could have been obtainable from unaffiliated third parties. All proposed future related party transactions will be submitted to our Board of Directors for review and will require a majority vote of the independent directors for approval. Ongoing transactions are reviewed annually to ensure that they are still comparable to or not less favorable than terms that would have or could have been obtainable from unaffiliated third parties. Our Chief Financial Officer and/or our General Counsel, assuming they are not party to the proposed transaction, coordinates with the independent directors in evaluating the fairness to us of the proposed transaction.

In October 2004, the Company entered into a lease agreement for its corporate headquarters at 11465 Sunset Hills Road, Reston, Virginia with Comstock Asset Management, L.C. (CAM), an entity wholly owned by Christopher Clemente. In October 2007, the lease agreement was amended decreasing the total square footage from approximately 24,000 to 17,000 and extending the term to four years through September 2011. For the twelve months ended December 31, 2009 and 2008, total payments made under this lease agreement were $437,000 and $565,000 respectively.

On or about January 15, 2010, Comstock Property Management, L.C. (“CPM”), a subsidiary of Comstock Homebuilding Companies, Inc. (the “Company”), agreed to enter into a new three year lease with CAM, for the use of approximately 8,200 square feet of office space at the Company’s existing headquarters (the “Lease”). Pursuant to the terms of a separate early termination of the Lease by and between CAM and the Company (the “Lease Termination”), the Company agreed to surrender approximately 15,700 square feet of space to CAM in exchange for (i) CPM’s agreement to enter into the Lease for the reduced space and at a reduced rate; and (ii) the issuance of a warrant to purchase up to 55,000 shares of the Company’s Class A common stock at a strike price equal to the average of the closing stock price for the twenty days immediately preceding the effective date of the Lease Termination in exchange for the forgiveness of approximately $110,000 in delinquent rent.

In November 2004, the Company entered into an agreement with CAM to sell certain retail condominium units at the Eclipse at Potomac Yard project (“Eclipse”) for a total purchase price of $14.5 million. The Company’s Board of Directors previously approved the final sale of the retail (non-residential) condominium units at the Eclipse and previously unallocated and unresolved financial obligations between Comstock Potomac Yard, L.C. (CPY) and CAM stemming from that certain agreement dated November 12, 2004, as amended on September 29, 2005 (the “Agreement”). The conveyance of the retail units occurred on December 21, 2007. Pursuant to the Agreement, CPY was required to bond off and indemnify CAM against any losses associated with the filing of mechanics liens against the retail units by CPY contractors or subcontractors. Balfour Beatty Construction, CPY’s general contractor for the Project, filed a mechanics lien against the entire project in a total amount of approximately $515,000 in July 2008. The pro-rata portion of the bond allocated to the retail units owned by CAM was $75,000 (the “Cash Bond”). On August 1, 2008, CAM made demand for bonding over and/or indemnification pursuant to the Agreement and on January 28, 2009, CPY paid the Cash Bond to CAM for purposes of bonding over the lien. On April 20, 2009, the mechanics liens were invalidated by court order, allowing for the return of any monies paid for bonding off the liens to be released to CAM and thereafter returned to CPY. However, CPY was unable to perform certain work under the Agreement required to grant CAM the requisite public access to its retail condominium units previously agreed to by CPY. As a result, the Board approved CAM’s retention of the Cash Bond to be used to perform the work.

In February 2008, the Company entered into a Loan and Security Agreement with Stonehenge Funding, LC, an entity whose beneficial ownership is controlled by Christopher Clemente, the Chairman and Chief Executive Officer of the Company. The loan in the amount of $4.0 million was secured by the Company’s anticipated federal income tax refund for tax year 2007. Terms of the loan included interest-only payments at a fixed rate of 12% per annum and an origination fee paid by the Company to Stonehenge Funding at closing of the loan totaling $200,000. Participating in the loan were Gregory Benson ($500,000) and Tracy Schar ($1,500,000). In March 2008, the Company received its federal income tax refund and used a portion of the refund to settle the loan. Total interest payments of $16,000 were made to Stonehenge Funding.

During 2003, the Company entered into agreements with I-Connect, L.C., a company in which Investors Management, LLC an entity wholly owned by Gregory Benson, holds a 25% interest, for information technology consulting services and the right to use certain customized enterprise software. During the year ended December 31, 2008, we paid $253,390 to I-Connect. During the year ended December 31, 2009, we paid $86,000 to I-Connect.

On February 12, 2010, the Company entered into a binding term sheet for a Second Amended and Restated Indenture (“Loan Modification Agreement”) with Stonehenge Funding, LC (the “Subordinate Lender”), an entity whose beneficial ownership is controlled by Christopher Clemente, the Chairman and Chief Executive Officer of the Company, providing for the modification of one certain senior unsecured note in the then outstanding principal amount of $9,000,000.00, plus accrued and unpaid interest, as more particularly described in that certain Amended and Restated Indenture between the Company and JP Morgan Ventures (“JPMV”) dated March 14, 2008 (the “JP Morgan Debt”) which was purchased by the Subordinate Lender on December 23, 2009. The basic terms of the Loan Modification Agreement provided that Stonehenge agreed to forgive $4,500,000 of the principal balance of the JP Morgan Debt due from the Company and reduce the principal balance by 50% to $4,500,000; forgave all past due interest, late fees and penalties accruing through the date of the Loan Modification Agreement and reduced the interest rate by approximately fifty percent (50%) to 300 basis points above the 1 year LIBOR on a floating basis. The purchase of the JP Morgan Debt also resulted in the transfer of a warrant to the Subordinate Lender for the purchase of 1,500,000 shares of the Company’s Class A common stock. Gregory Benson, the Company’s Chief Operating Officer and a member of the Company’s Board of Directors, subsequently purchased a participation interest in the JP Morgan Debt from the Subordinate Lender.

Procedures for Approval of Related Person Transactions

Our policy for the review and approval of transactions between us and related persons is set forth in the charter of our Audit Committee. Pursuant to the charter of our Audit Committee, it is the responsibility of our Audit Committee, unless specifically delegated by our Board of Directors to another committee of the Board of Directors, to review and approve all transactions or arrangements to which we were or will be a participant in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Additionally, it is the responsibility of our Audit Committee, unless specifically delegated by our Board of Directors to another committee of the Board of Directors, to review and make recommendations to the Board of Directors, or approve, any contracts or other transactions with current or former executive officers of Comstock, including consulting arrangements, employment agreements, change-in-control agreements, termination arrangements, and loans to employees made or guaranteed by us.

OTHER INFORMATION

Beneficial Ownership of Principal Shareholders, Directors and Officers

The following table sets forth certain information regarding the beneficial ownership of our common stock on November 1, 2010, by (1) each director and named executive officer of our Company, (2) all directors and executive officers of our Company as a group, and (3) each person known by us to own more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Class A common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after November 1, 2010, are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting or investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

	Class A Common Stock(1)		Class B Common Stock		Beneficial Ownership of Class A and Class B Common Stock Combined
Name of Beneficial Owner	Number	Percent of Class	Number	Percent of Class	Economic (%)	Voting (%)(1)
Executive Officers and Directors
Christopher Clemente(2)	2,572,090	15.2%	1,366,750	50.0%	20.0%	39.8%
Gregory V. Benson(3)	1,303,890	8.1%	1,366,750	50.0%	14.2%	38.2%
Jubal R. Thompson	366,659	2.2%	—	*	1.9%	*
A. Clayton Perfall	216,820	1.4%	—	*	*	*
James A. MacCuthcheon	138,341	*	—	*	*	*
Norman D. Chirite	131,177	*	—	*	*	*
Socrates Verses(5)	129,847	*	—	*	*	*
David M. Guernsey	122,999	*	—	*	*	*
Jeffrey R. Dauer	117,500	*	—	*	*	*
Robert Pincus(4)	99,950	*	—	*	*	*
All directors and officers as a group (10 persons)	5,199,273	31.5%	2,733,500	100%	41.2%	80.3%

Other 5% holders
Royce and Associates	1,619,215	9.3%	—	*	8.6%	2.8%

*	Less than 1% of the outstanding shares of common stock

(1)	Does not include shares of Class A common stock issuable upon conversion of Class B common stock. Percentage total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. Each holder of Class B common stock shall be entitled to fifteen votes per share of Class B common stock and each holder of Class A common stock shall be entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and the Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be provided in our certificate of incorporation or as required by law. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis.

(2)	Includes the following held by Mr. Clemente’s wife, Tracy Schar: 104,372 shares of Class A common stock and exercisable stock options to purchase 12,500 shares of Class A common stock. 69,333 shares of Class A common stock and 1,366,750 shares of Class B common stock are held by FR54, LLC, an entity that is owned by Mr. Clemente and his wife. 5,000 shares are held in various trusts for the benefit Mr. Clemente’s children. Mr. Clemente is the custodian for each trust.

(3)	350,083 shares of Class A common stock and 1,366,750 shares of Class B common stock are held by Clareth LLC, an entity that is wholly owned by Mr. Benson.

(4)	9,676 shares are held by RLR Investment Management, LLC, an entity that is owned by Mr. Pincus.

(5)	Includes 2,000 shares of Class A common stock, with respect to which Mr. Verses disclaims beneficial ownership. The shares are held in trust for the benefit of Mr. Verses’ children. Mr. Verses’ wife is the custodian of these trusts.

Compensation Committee Interlocks and Insider Participation

As noted above, during 2009 our Compensation Committee consisted of Messrs. Chirite, Guernsey and Verses. None of these individuals had any contractual or other relationships with us during the fiscal year except as directors. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10% of a registered class of our Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish our Company with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of such forms received by us during the fiscal year ended December 31, 2009, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year.

Incorporated by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Compensation Committee Report” and “Report of the Audit Committee” (to the extent permitted by the rules of the Securities and Exchange Commission) will not be deemed incorporated unless specifically provided otherwise in such filing. The information contained in those sections shall not be deemed “filed” with the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

Other Matters

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.

Dated: November 8, 2010

	☐	■

COMSTOCK HOMEBUILDING COMPANIES, INC.

2010 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Comstock Homebuilding Companies, Inc., a Delaware corporation, hereby acknowledges receipt of the notice of annual meeting of stockholders and proxy statement, each dated November 8, 2010, and hereby appoints Jubal R. Thompson, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2010 Annual Meeting of Stockholders of Comstock Homebuilding Companies, Inc. to be held on Friday, December 17, 2010, at 10:00 a.m., local time, at 11465 Sunset Hills Rd, Reston, Virginia, and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side of this proxy card.

(Continued and to be signed on the reverse side.)

■	14475	■

ANNUAL MEETING OF STOCKHOLDERS OF

COMSTOCK HOMEBUILDING COMPANIES, INC.

December 17, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL :

The Notice of Meeting, Proxy Statement, Proxy Card

are available at www.comstockhomes.com/proxymaterial

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

¯  Please detach along perforated line and mail in the envelope provided.  ¯

■ 20330000000000000000 9	121710

FOR EACH OF THE MATTERS SET FORTH BELOW, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE MATTER SUBMITTED.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

						FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS:				2.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE-WATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF OUR COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	O	Christopher Clemente
		O	A. Clayton Perfall	3.

PROPOSAL TO APPROVE THE CHANGE OF CORPORATE DOMICILE FROM DELAWARE TO VIRGINIA.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

						☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O		4.
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF OUR COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

				A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■	■